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                                                                      Exhibit 11
AKSYS, LTD. AND SUBSIDIARY
(a development stage enterprise)

Statement Regarding Computation of Net Loss Per Share


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                                              Year ended December 31,
                                         --------------------------------
                                              1998             1997
                                         --------------    --------------

Net loss                                 $ (17,154,727)    $ (13,506,602)
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Weighted average common
  shares outstanding                        14,653,953        13,791,236
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Net loss per share, basic and diluted    $       (1.17)    $       (0.98)
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